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                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is by and between Simula, Inc., an Arizona corporation (the "Company") and _____________________________ (the "Executive"), dated effective as of January 1 ,1998 (the "Effective Date").


                                   BACKGROUND

         The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued employment and dedication of the Executive.

         The Board has further determined that it is desirable to provide the Executive with compensation and benefits terms which adequately compensate the Executive for the services he renders to the Company, and, to ensure that such compensation and benefits are consistent with those of like executives of other public companies.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:


                                    AGREEMENT

         1. EMPLOYMENT PERIOD. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the fifth anniversary of such date (the "Employment Period"). Unless terminated by the Company for Cause (as defined in Section 3.2 below) or by the Executive for Good Reason (as defined in Section 3.3 below), prior to or on the last day of each successive one year anniversary date, commencing one year after the Effective Date, this Agreement shall be automatically renewed, under the same terms and conditions, for continuous successive five year terms.


         2.       TERMS OF EMPLOYMENT.

                  2.1      Position and Duties.

                           (a) During the Employment Period, the Executive shall
                  be employed in an executive capacity in the positions of President and Chief Executive Officer of the Company at Company headquarters in Phoenix, Arizona;

                           (b) During the Employment Period, and excluding any
                  periods of vacation and sick leave to which the Executive is entitled, the Executive


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                  agrees to devote full attention and time during normal
                  business hours to the business and affairs of the Company and to use the Executive's best efforts to perform faithfully and efficiently such responsibilities.

                  2.2      Compensation.

                           (a) Base Salary. The Executive shall receive an
                  initial annual base salary ("Initial Base Salary") of ___________________ ($_______). Thereafter, the Executive's
                  salary and total compensation shall be reviewed on a periodic basis by the Compensation Committee of the Board to determine what, if any, increases shall be made thereto. The base salary payable to the Executive in any given year, including the Initial Base Salary, is hereafter referred to as the "Annual Base Salary." Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as increased. The Annual Base Salary shall in all instances be payable in twenty-six (26) equal bi-weekly installments.

                           (b) Annual Bonus or Option Plans. In addition to
                  Annual Base Salary, the Executive shall be eligible to participate in any applicable Company bonus plan or program or stock option plan or program in effect immediately prior to the Effective Date, or put into effect by the Board at any time thereafter.

                           (c) Incentive, Savings and Retirement Plans. During
                  the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities, savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company to other executives of the Company; provided however, the dollar value awarded Executive in the reasonable discretion of management need not be equal to that awarded to all other executives.

                           (d) Welfare Benefit Plans. During the Employment
                  Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company, but in no event shall such plans, practices,


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                  policies and programs provide the Executive with benefits
                  which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs provided generally at any time after the Effective Date to other executives of the Company.

                           (e) Expenses. During the Employment Period, the
                  Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in the conduct of Company business.

                           (f) Vacation. During the Employment Period, the
                  Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company in all respects as in effect for the Executive during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other executives of the Company.


         3.       TERMINATION OF EMPLOYMENT.

                  3.1 Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that any Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 10.2 of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness certified by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

                  3.2 Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean: (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this


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         provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith.

                  3.3 Good Reason. The Executive's employment may be terminated by the Executive for Good Reason at any time within 90 days after the Executive first has actual knowledge of the occurrence of such Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                           (a) the assignment to the Executive of any duties
                  that are not of an executive nature, or any other action by the Company which results in a material diminution in the Executive's position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (b) any failure by the Company to comply with any of
                  the provisions of Section 2.2 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (c) the Company's requiring the Executive, without
                  the Executive's consent and full agreement, to be based at any office or position other than as provided in Section 2.1(a) hereof;

                           (d) any purported termination by the Company of the
                  Executive's employment otherwise than as expressly permitted by this Agreement; or

                           (e) any failure by the Company to comply with and
                  satisfy Section 9.3 of this Agreement.

                  3.4 Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10.2 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which:

                           (a) indicates the specific termination provision in
                  this Agreement relied upon;

                           (b) to the extent applicable, sets forth in
                  reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and

                           (c) if the Date of Termination (as defined below) is
                  other than the date of receipt of such notice, specifies the termination date (which date




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                  shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  3.5      Date of Termination.  "Date of Termination" means:

                           (a) if the Executive's employment is terminated by
                  the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be;

                           (b) if the Executive's employment is terminated by
                  the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination; and

                           (c) if the Executive's employment is terminated by
                  reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.


         4.       OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                  4.1 Good Reason, Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason, the Company shall pay to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination the aggregate of the following amounts:

                           (a) The amount of Annual Base Salary compensation
                  which would have been payable to the Executive over the period then remaining under this Agreement, as it may have been renewed as provided for in Section 1 hereof;

                           (b) Any declared and accrued, but as of then unpaid,
                  bonus or stock options grant (whether or not vested) to which the Execute would have received but for such termination. Additionally, any stock options owned or granted shall be deemed immediately vested, not forfeitable, and shall be the property of Executive, exerciseable according to their terms for the balance of the term of years of the options;

                           (c) Any accrued vacation pay;



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                           (d) Any amounts payable pursuant to the Company's
                  Defined Benefit Pension Plan, 401(k) plan, including such amounts which would have accrued (whether or not vested) if the Executive's employment had continued after the Date of Termination for the period then remaining under this Agreement, as it may have been renewed as provided for in
                  Section 1 hereof;

                           (e) Any other amounts or benefits required to be paid
                  or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits");

                           (f) For the remaining term of this Agreement, as it
                  may have been renewed pursuant to Section 1 hereof, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2.2(d) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other executives of the Company and their families, provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility, and for purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed for the remaining term of this Agreement, as it may have been renewed pursuant to Section 1 hereof, and to have retired on the last day of such period; and

                           (g) The Company shall, at its sole expense as
                  incurred, provide the Executive with out-placement services, the scope and provider of which shall be selected by the Executive in the Executive's sole discretion (but the total cost thereof shall not exceed $50,000).

                  4.2 Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Death Benefit Compensation under other contracts, if any, full vesting and non-forfeiture of stock options granted to Executive, and the timely payment or provision of Other Benefits. Such amounts shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum



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         in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 4.2 shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company to the estates and beneficiaries of other executives of the Company under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other executives of the Company and their beneficiaries.

                  4.3 Disability. If the Executive's employment is terminated by reason of the Executive's Disability under Section 3.1 during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for the timely payment or provision of (i) Base Salary and, (ii) accrued bonus through the Termination Date, (iii) payment of pension, 401(k), and Other Benefits,
         (iv) full vesting and non-forfeiture of stock options, and, (v) the receipt of fully-paid Welfare Benefit Plans under Section 2.2(d) for the balance of the term of this Agreement. In addition, Executive shall be paid for the term of this Agreement at regular pay periods that amount equal to the difference between his Annual Base Salary and the disability insurance payment received by the disabled Executive under the Company's disability insurance program. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 4.3 shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other executives of the Company and their families.

                  4.4 Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive: (x) the Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent therefore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for items (x),
         (y) and (z) of this paragraph, accrued but unpaid vacation leave, and the timely payment or provision of Other



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         Benefits. In such case, all Accrued Obligations shall be paid to the
         Executive in a lump sum in cash within 30 days of the Date of Termination.


         5. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor, subject to Section 10.6, shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. Executive is currently a party to, and in the future may be a party to other, employment arrangements, agreements, and incentive plans, including but not limited to, a death benefit plan, stock option agreements, and a change of control agreement. This Agreement shall not supersede any of the terms or conditions of such other agreements. To the extent of any inconsistency in these agreements, the agreements shall be interpreted and applied in the way to confer upon the employee the greatest benefits. The agreements shall be read and applied consistent with each other, but in the event of a conflict, the terms most favorable to the employee will be applied from the various provisions of the agreements in the aggregate.


         6. FULL SETTLEMENT; LEGAL FEES. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and except as specifically provided in Section 4.1(f), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability or entitlement under, any provision of this Agreement or any guarantee of performance thereof (whether such contest is between the Company and the Executive or between either of them and any third party, and including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate ("Applicable Federal Rate") provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").


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         7.       CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

                  7.1 Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 7) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any corresponding provisions of state or local tax laws, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income or employment taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  7.2 Subject to the provisions of Section 7.3, all determinations required to be made under this Section 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company.

                  7.3 The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim.

                  7.4 If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7.3, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 7.3) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).


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         8.       CONFIDENTIAL INFORMATION; NONCOMPETITION.

                  8.1 Nondisclosure. The Executive shall hold in fiduciary capacity for the benefit of the Company all secret, proprietary or confidential information, knowledge or data relating to the Company and its businesses, which shall have been obtained by the Executive during the Executive's employment by the Company. During the period the Executive is employed with the Company, and after termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. The restrictions set forth in this Section 8 will not apply to information which is generally known to the public or in the trade, unless such knowledge results from an unauthorized disclosure by the Executive or representatives of the Executive in violation of this Agreement. This exception will not affect the application of any other provisions of this Agreement to such information in accordance with the terms of such provision. All documents and tangible things embodying or containing confidential information are the Company's exclusive property. The Executive will protect the confidentiality of their content and will return all copies, facsimiles and specimens of them and any other form of confidential information in the Executive's possession, custody or control to the Company before leaving the employment with the Company.

                  8.2 Competition. During the term of the Executive's employment with the Company, and for a period of _________ (__) months thereafter (equal to one-half of the total months of the term of this Agreement), the Executive will not, directly or indirectly, engage, participate or invest in or be employed by any business anywhere in the world which:

                           (a) Develops or manufactures products which are
                  competitive with or similar to products developed or manufactured by the Company;

                           (b) Distributes, markets or otherwise sells products
                  manufactured by others which are competitive with or similar to products distributed, marketed or sold by the Company; or

                           (c) Provides services which are competitive with or
                  similar to services provided by the Company, including, in each case, any products or services the Company has under development or which are the subject of active planning at any time during the term of the Executive's employment. The foregoing restriction shall apply regardless of the capacity in which the Executive engages or engaged, participates or participated, or invests or invested in or is employed by a given business, whether as owner, partner,



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                  shareholder, consultant, agent, employee, co-venturer or
                  otherwise. In addition, during the term of the Executive's employment with the Company, and for a period of __________ (__) months thereafter, the Executive will not, directly or indirectly, without the prior written consent of the Company, hire or solicit for hire with any business any person who is employed by the Company at such time or was employed by the Company within the preceding _________ (__) months. The provisions of this Section 8 shall not prevent the Executive from acquiring or holding publicly traded stock or other publicly traded securities of a business, so long as the Executive's ownership does not exceed ten percent (10%) of the outstanding securities of such company of the same class as those held by the Executive or from engaging in any activity or having an ownership interest in any business that is reviewed by the Board of Directors. The Executive understands that the restrictions set out in this Section 8 are intended to protect the Company's interest in its secret, proprietary or confidential information and established customer relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose.

                  8.3 Damages. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the promises set forth in this Agreement, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that in the case of breach, or proposed breach, of any portion of this Agreement, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company. However, in no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.


         9.       SUCCESSORS.

                  9.1 This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assigned by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  9.2 This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  9.3 The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would



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                  be required to perform it if no such succession had taken
                  place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.


         10.      MISCELLANEOUS.

                  10.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without reference to principles of conflict of laws. The captions of this Agreement are set forth for convenience only and shall have no separate force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  10.2 All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


                  If to the Executive:     ___________________________

                                           ___________________________

                                           ___________________________


                  If to the Company:       Simula, Inc.
                                           ATTN: Corporate Secretary
                                           2700 North Central Avenue, Suite 1000
                                           Phoenix, Arizona 85004


         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  10.3 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  10.4 The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  10.5 The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or



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         the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3.3 of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.


         IN WITNESS WHEREOF, pursuant to the authorization from its Compensation Committee and Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, as of the day and year first above written.


                                          SIMULA, INC.


                                          By
                                            ------------------------------------

                                          Title
                                               ---------------------------------


                                          --------------------------------------
                                          Executive

                                    13